Exhibit 10.7

AMENDMENT

to

EMPLOYMENT AGREEMENT

THIS AMENDMENT TO EMPLOYMENT AGREEMENT (this “Amendment”) is dated as of May 16, 2012, by and between Healthcare Trust of America, Inc., a Maryland corporation (the “Corporation”), and Mark D. Engstrom (the “Executive”).

WHEREAS, the Executive is currently employed by the Corporation pursuant to that certain Employment Agreement, dated as of July 1, 2009 (the “Agreement”); and

WHEREAS, the term of the Agreement is scheduled to expire on June 30, 2012, and the Corporation and the Executive desire to amend the Agreement, as provided herein.

NOW, THEREFORE, the parties agree as follows:

1. Section 2 of the Agreement is hereby amended to provide that the Employment Period (as defined therein) shall be extended for one (1) additional year so that the Employment Period, subject to early termination pursuant to Section 7 of the Agreement, shall conclude on June 30, 2013.

2. Section 5 of the Agreement is hereby amended to delete the section entitled “Participation - Equity Interest” in its entirety.

3. Section 8 of the Agreement is hereby amended to provide that (a) the “Release” referred to in such section must be executed by the Executive within 45 days after the Executive’s Date of Termination (as defined therein) and must not be revoked by the Executive within any revocation period provided by applicable law, (b) if the Executive is entitled to receive cash severance pursuant to such section, such severance shall be paid in a lump sum on the sixtieth (60th) day following the Executive’s Date of Termination, and (c) the fourth paragraph of the “Provisions Regarding Code Section 409A” in Section 10 of the Agreement is hereby deleted in its entirety.

4. Except as expressly modified herein, the Agreement shall remain in full force and effect in accordance with its original terms.

5. Capitalized terms that are not defined herein shall have the meanings ascribed to them in the Agreement.

6. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed and delivered on the day and year first above written.

HEALTHCARE TRUST OF AMERICA, INC.

By:
[Name]
[Title]

EXECUTIVE

Mark D. Engstrom

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